                                                                    Exhibit 10.5


                                  March 3, 2000


                                                    FOR SETTLEMENT PURPOSES ONLY

VIA FACSIMILE

Peter W. Billings
FABIAN & CLENDENIN
215 South State Street, Suite 1200
P.O. Box 510210
Salt Lake City, UT   84111-4151

         Re:   IMSI Shareholders v. Wynn Westmoreland, et al.
               Civil No. 990908831 (Hon. Peuler)

Dear Peter:

         This binding letter agreement embodies the parties' understanding of the core terms of a settlement intended to resolve certain claims in the current litigation. These core terms are subject to a more detailed memorialization in a formal Settlement Agreement which I intend to draft and present to you for your review once this letter agreement has been signed by the parties. In addition, as you know, this settlement is subject to Court approval. This letter agreement shall be null and void if the Settlement Agreement is not approved by the Court despite the parties' best efforts to obtain such approval.

         1. IMSI will ratify and issue to Eagle or, at Eagle's election, to Great Wall New Buildings Systems, Inc. ("GWNBS"), Construction Technologies of India, Inc. ("CT India"), and/or Construction Technologies of Mexico, Inc. ("CT Mexico") the licenses for China, India, and Mexico, subject to the additional terms set forth below. Prior to issuance of a license to GWNBS, CT India or CT Mexico, any such entity must execute a license agreement containing, among other things, an obligation to pay royalties in the amount and on the schedule set forth in paragraph 4 below. Eagle represents and warrants that no remaining Defendant (a) is an officer or director of GWNBS, CT India or CT Mexico, or (b) directly or indirectly owns a controlling interest in GWNBS, CT India or CT Mexico. Eagle further represents and warrants that it will not sell any ownership interests in GWNBS, CT India or CT Mexico to such individuals and entities until the conclusion of the current litigation as defined in paragraph 5 below. As set forth in the releases described in paragraph 14 below, plaintiffs expressly waive any claim they may have to the ownership interest

Peter W. Billings
FABIAN & CLENDENIN
March 3, 2000
Page 2
----------------------------

Eagle now holds in GWNBS, CT India and CT Mexico and will not seek to recover such ownership from Eagle for claims covered by that release. Eagle will pay $25,000.00 for each of these three licenses into an escrow fund designated by plaintiffs. This payment will be made by Eagle within three business days from the date that the Settlement Agreement is executed by the parties. Plaintiffs agree that they will not access the funds paid into the escrow fund under this letter agreement and the Settlement Agreement until the Settlement Agreement is approved by the Court, and that all funds withdrawn from the escrow fund will be used by plaintiffs for IMSI-related expenses only. If the Settlement Agreement is not approved by the Court despite the parties' best efforts, all funds in escrow paid by Eagle shall be returned to Eagle. The parties agree to enter into a mutually acceptable license agreement for each of these three licenses containing language consistent with this letter agreement and the Settlement Agreement, as well as other terms agreed upon by the parties.

         2. IMSI will ratify the existing license for Romania held by Advantage Technologies. Eagle agrees to pay royalties on this license as set forth below. The parties agree to enter into a mutually acceptable license agreement for this license which contains language consistent with this letter agreement and the Settlement Agreement, as well as other terms agreed upon by the parties.

         3. IMSI and Eagle will enter into a mutually acceptable license agreement for a new license territory which contains language consistent with this letter agreement and the Settlement Agreement, as well as other terms agreed upon by the parties. This license is referred to herein as the "Southeastern Europe" license. The geographic scope of this license will be the countries of Turkey, Croatia, Bosnia, and Kosovo. The license fee for this license will be $50,000.00. Eagle agrees to pay this amount into the escrow fund described in paragraph 1 above within three business days from the date that the Settlement Agreement is executed by the parties. Eagle agrees to obtain within ten days of the execution of this letter agreement Mr. Wayne Johnson's release of claims to the allegedly pre-existing "Balkans" license on behalf of Mr. Johnson and any entity which he owns or controls or which claims ownership of the pre-existing "Balkans" license, and to indemnify and defend IMSI against any claims brought by Wayne Johnson or any entity owned or controlled by him against IMSI relating to the pre-existing "Balkans" license.

         4. Eagle will pay to IMSI royalties of 4.5% of gross revenues generated in any of its license territories. The license territories are as identified herein. Gross revenues will be broadly defined as all revenues generated by Eagle on the sale of any IMSI-related products, which shall by defined as any product which incorporates the patents or other intellectual property of IMSI, including but not limited to the IMSI Block system, the associated patents, the associated trademarks, the surface coating system (also known as Q-Bond, the ownership of which is at issue in the current litigation), and the inserts. As to be set forth more specifically in the respective license agreement for each of the five licenses described herein, Eagle agrees that it will not seek to circumvent its royalty obligations by selling or otherwise transferring IMSI-related products at less than fair market value. To the extent not paid in the 4.5% royalty described herein, Eagle will pay minimum royalties as follows:

Peter W. Billings
FABIAN & CLENDENIN
March 3, 2000
Page 3
----------------------------

         China:            January 2000 through June 2000, $2,000.00 per month;
                           July 2000 through December 2000, $2,500.00 per month; January 2001 through June 2001, $5,000.00 per month; and $7,500 per month from and including July 2001 onward.

         India:            January 2000 through June 2000, $2,000.00 per month;
                           July 2000 through December 2000, $2,500.00 per month; January 2001 through June 2001, $5,000.00 per month; and $7,500 per month from and including July 2001 onward.

         Romania: April 2000 through September 2000, $2,000.00 per month; October 2000 through March 2001, $2,500.00 per month; April 2001 through September 2001, $5,000.00 per month; and $7,500 per month from and including October 2001 onward.

         Balkans: April 2000 through September 2000, $2,000.00 per month; October 2000 through March 2001, $2,500.00 per month; April 2001 through September 2001, $5,000.00 per month; and $7,500 per month from and including October 2001 onward.

         Mexico:           July 2000 through December 2000, $2,000.00 per month;
                           January 2001 through June 2001, $2,500.00 per month; July 2001 through December 2001, $5,000.00 per month; and $7,500 per month from and including January 2002 onward.

These royalties will be paid into the escrow fund described in paragraph one above. In the event that Eagle fails to pay the minimum royalty for any license by the last day of the month in which it is due, IMSI agrees to provide written notice of such default, and Eagle shall have thirty days after written notice to cure the default. In the event that Eagle fails to cure its default, Eagle agrees that it will forfeit that license and will be subject to collection proceedings by IMSI. Eagle agrees to pay IMSI its reasonable attorneys' fees and costs incurred in such collection proceedings and to pay interest on past-due royalties in the amount of 10% per annum.

         5. Eagle agrees that, from the date of its signature on this letter agreement, it will not engage in IMSI-related business, including sales, marketing and all other aspects of IMSI-related business, directly or indirectly through joint venture partners or existing IMSI licensees, in any location other than the countries of China, India, Mexico, Romania, Turkey, Kosovo, Croatia, and Bosnia, until the earliest of the following: (1) the conclusion of this litigation (signified by entry of a final, non-appealable Order in the case number set forth above); (2) January 1, 2002; or (3) written approval in advance by IMSI's Board. Eagle further agrees that it will not engage in IMSI-related business in any of the eight countries designated in this paragraph if the IMSI license which covers each such country is not in good standing. Good standing shall mean that the minimum royalties for the relevant license are current, and all other obligations of the licensee under the license agreement are being satisfactorily performed by the licensee. In the event that Eagle engages in IMSI-related business in violation of this paragraph, Eagle agrees that IMSI is entitled to injunctive relief and to its reasonable attorneys' fees and costs in pursuing such injunctive relief.

Peter W. Billings
FABIAN & CLENDENIN
March 3, 2000
Page 4
----------------------------


         6. Eagle agrees that, until the conclusion of the current litigation (as defined above), Eagle and its officers, directors, and agents will not knowingly sell any IMSI shares or Eagle shares to Wynn Westmoreland, Richard Anderson, or Michael Smith, to any entity which Wynn Westmoreland, Richard Anderson, or Michael Smith owns or controls, directly, indirectly, or beneficially, or to any relatives of Wynn Westmoreland, Michael Smith, or Richard Anderson. The parties acknowledge that Eagle cannot stop these individuals and entities from acquiring stock in the open market or through a public offering. Eagle agrees, however, that, in addition to its other obligations set forth in this paragraph, Eagle and its officers, directors, and agents will not offer stock in any Eagle public offering to Wynn Westmoreland, Richard Anderson, or Michael Smith, to any entity which Wynn Westmoreland, Richard Anderson, or Michael Smith owns or controls, directly, indirectly, or beneficially, or to any relatives of Wynn Westmoreland, Michael Smith, or Richard Anderson on terms that are more favorable than any other member of the public seeking to buy such shares through a public offering.

         7. The "lock-up" agreement which is attached hereto as Exhibit A is incorporated as part of this letter agreement. Eagle agrees that it will not alter or permit to be altered the terms of the lock-up agreement without the prior written consent of Dr. Strobel and Mr. Hermanson. To the extent that persons or entities related to or controlled by the remaining defendants received Eagle shares or (b) interests in IMSI joint ventures or other enterprises (including but not limited to GWNBS, CT India, and CT Mexico), and that such persons have not signed the lock-up agreement, Eagle agrees not to oppose any effort by plaintiffs to obtain a court order to lock up such shares. The parties agree that unrestricted Eagle shares received through an exchange of IMSI shares or shares in an IMSI-related joint venture or other enterprise for which cash was paid at fair market value are not subject to the lock-up requirement. In the event that plaintiffs provide verifiable evidence that fair market value was not paid for any such shares, Eagle agrees not to oppose an effort by plaintiffs to obtain a court order to lock up the equivalent Eagle shares and, if IMSI shares are involved, Eagle agrees that such IMSI shares will be returned to IMSI by Eagle. Eagle agrees to provide to plaintiffs all information in its possession which may be relevant to the terms of this paragraph.

         8. Eagle hereby assigns to IMSI whatever rights Eagle gained to the IMSI Block System through its assignment agreement with Stan and Weldon Johnson. Eagle further agrees and stipulates that it has no ownership interests in the IMSI Block System or IMSI's other intellectual property and assets other than whatever rights Eagle has as an IMSI licensee and shareholder.

         9. Eagle agrees not to seek reimbursement of funds it paid on behalf of IMSI, including but not limited to funds paid to Stan and Weldon Johnson by Eagle. Eagle will provide to plaintiffs within a reasonable time all documents and other information sought by plaintiffs relating to funds paid by Eagle on behalf of IMSI.

Peter W. Billings
FABIAN & CLENDENIN
March 3, 2000
Page 5
----------------------------


         10. Eagle (including its officers directors and authorized agents) will not solicit, purchase or otherwise acquire any additional IMSI shares or right to such shares until conclusion of the current litigation (as defined above). Eagle represents that it will not authorize Michael Smith, Wynn Westmoreland, or Richard Anderson (or entities controlled by or owned in whole or in part by any of them) to solicit, purchase or otherwise acquire additional IMSI shares or rights to such shares for, on behalf of, or for the benefit of Eagle or to take any other actions on behalf of Eagle which would violate this letter agreement or the Settlement Agreement. Based on that representation, plaintiffs acknowledge that Wynn Westmoreland, Michael Smith, and Richard Anderson are not future agents of Eagle for those purposes. Eagle is not admitting by this letter agreement that any of these individuals have been or are agents of Eagle, and subject to the release of Eagle described in paragraph 14 below plaintiffs are not precluded from raising allegations in the current litigation that the remaining defendants conspired with or otherwise involved Eagle for improper purposes to the detriment of plaintiffs. Except for any IMSI shares Eagle may have obtained from Joy and/or Cheryl Ray, Eagle further agrees that it will not sell or transfer any of its currently held IMSI shares without the prior written approval of Dr. Rudolf Strobel and Craig Hermanson until the conclusion of the current litigation (as defined above). With respect to the shares Eagle may have obtained from Joy and/or Cheryl Ray, plaintiffs will not preclude Eagle from seeking to exchange any such shares for the Eagle shares Eagle may have transferred to Joy and/or Cheryl Ray as part of any such share exchange. In the event of such a transfer of IMSI shares from Eagle to Joy and/or Cheryl Ray, Eagle shall provide to counsel for plaintiffs copies of all documents relating to the exchange.

         11. If plaintiffs obtain a judgment against Smith, Westmoreland, and/or Anderson concerning their conduct as officers or directors of IMSI, Eagle, at the request of plaintiffs, will vote any IMSI shares it owns or controls to remove such individual(s) as officers and directors.

         12. In the event that plaintiffs or IMSI obtain a judgment which holds that any of the IMSI shares now held by Eagle were improperly issued or retained, Eagle agrees to return those specified shares to IMSI without compensation from IMSI. The parties agree that Eagle does not waive its right to seek compensation from the person or persons who exchanged such IMSI shares for Eagle shares. In the event there is a settlement by which one or more of the defendants agree that any IMSI shares were improperly issued or retained by any or all of them (or by entities owned or controlled by any or all of them), Eagle will return those shares to IMSI upon the tender to Eagle of the corresponding Eagle shares. With respect to ownership interests in GWNBS, CT India and CT Mexico which Eagle obtained from the remaining defendants, plaintiffs will not seek to recover such interests from Eagle for any claim subject to the release described in paragraph 14 below. Plaintiffs are not precluded from seeking any corresponding Eagle shares in satisfaction of a judgment against, or settlement with, any of the remaining defendants.

Peter W. Billings
FABIAN & CLENDENIN
March 3, 2000
Page 6
----------------------------

         13. Eagle agrees that, until the conclusion of the litigation (as defined above), Eagle will not vote any IMSI shares which it owns or controls toward retaining or removing any existing member of IMSI's Board or toward appointing any new IMSI Board member without the prior written approval of Craig Hermanson and Dr. Rudolf Strobel. Eagle further agrees that during the pendency of the current litigation, it will not vote any IMSI shares which it owns or controls to terminate the current litigation or any aspect of it without the prior written approval of Dr. Strobel and Mr. Hermanson. Plaintiffs agree that they will not initiate a shareholding meeting for purposes of retaining, removing or electing members to IMSI's Board without Eagle's consent for six months from the date of this letter agreement. However, plaintiffs are not precluded from removing at any time any IMSI Board member without Eagle's consent through an order of a court of competent jurisdiction or through a settlement or other agreement with any such IMSI Board member.

         14. The parties agree to execute mutual releases. Eagle will be dismissed from the current litigation with prejudice. Eagle will drop its counterclaims with prejudice. Plaintiffs and Eagle will each bear their own respective attorneys' fees and costs.

         15. Despite being dismissed from the litigation, Eagle will produce any otherwise discoverable documents without a subpoena, provided plaintiffs pay any copying costs. Eagle also will produce witnesses under its control without a subpoena, provided that plaintiffs pay any travel expenses or other out of pocket costs, such expenses and costs to be reasonable and approved by plaintiffs' counsel prior to being incurred. Eagle agrees to provide plaintiffs with all documents, information, and witnesses relating to exchanges of IMSI stock for Eagle stock, all transactions relating to any IMSI-related joint venture, and all transactions with any other defendant in this matter. Eagle also agrees that it will produce information and documents relating to all communications with present or former IMSI shareholders. Eagle also will provide plaintiffs with information and documents relating to all past, present, or future funds that Eagle has paid, is paying, or is obligated to pay to Wynn Westmoreland or any entity owned or controlled (in whole or in part) by Westmoreland or any member of Westmoreland's family. Eagle will not seek reimbursement for lost time or any associated legal fees in performing these tasks, but plaintiffs agree to pay any reasonable out of pocket costs incurred by Eagle in complying with plaintiffs' requests for documents or witnesses, such costs to be approved by plaintiffs' counsel prior to being incurred by Eagle.

         16. Eagle agrees that in the event that a Court or the IMSI Board determines that an IMSI license was issued or retained without adequate consideration or without proper IMSI Board approval (excepting those licenses which are included in this settlement), and that the license is therefore not in good standing, then to the extent Eagle retains an equity interest in IMSI at that time, Eagle will support the cancellation of each such license and recoupment of outstanding royalty payments. Eagle also agrees that to the extent it retains an equity interest in IMSI at that time, Eagle will support the revocation of each license for which the licensee fails or has failed to pay minimum royalties pursuant to that licensee's license agreement or which is otherwise not in good standing.

Peter W. Billings
FABIAN & CLENDENIN
March 3, 2000
Page 7
----------------------------

         17. Eagle and the plaintiffs agree that they will take all steps necessary for the settlement to be approved, including approval by the Court, by IMSI's Board, and by IMSI's shareholders (if deemed necessary by the Court).

         18. The parties agree that in the event of a breach of this letter agreement, the non- breaching party will be entitled to its reasonable attorneys' fees and costs arising out of or in connection with such breach, whether incurred with or without litigation, on appeal, or otherwise.

                                                     Sincerely,



                                                     Jonathan O. Hafen

Reviewed, understood and accepted:



__________________________________       Date: _______________________________
EAGLE CAPITAL INTERNATIONAL
By: Anthony D'Amato

Peter W. Billings
FABIAN & CLENDENIN
March 3, 2000
Page 8
----------------------------






-----------------------------------         ----------------------------------
Rudolf Strobel               (Date)         Craig Hermanson           (Date)





-----------------------------------         ----------------------------------
PATHFINDER DEVELOPMENT, LC   (Date)         Rebecca Ulsh              (Date)
By: Craig Hermanson




-----------------------------------         ----------------------------------
Arthur Hermes                (Date)         Gregory Hermes            (Date)




-----------------------------------         ----------------------------------
Josefine M. Strobel          (Date)         Wolfgang R. Strobel       (Date)




-----------------------------------         ----------------------------------
Randy Hastings               (Date)         Christine Hastings        (Date)




-----------------------------------         ----------------------------------
Roland Strobel               (Date)         Ruth Smith                (Date)




-----------------------------------         ----------------------------------
Edith Strobel                (Date)         Martin Gruber             (Date)

Peter W. Billings
FABIAN & CLENDENIN
March 3, 2000
Page 9
----------------------------





-------------------------------         -------------------------------------
Todd Wangness            (Date)         ELITE BUILDERS, INC.         (Date)
                                        By: Tolly Wangness




-------------------------------         -------------------------------------
Jeff Miller              (Date)         Henry Mitsuyasu              (Date)




-------------------------------         -------------------------------------
Thelma Mitsuyasu         (Date)         Ronald Taguma                (Date)




-------------------------------         -------------------------------------
Masami Mishina           (Date)         Amy Mishina                  (Date)





-------------------------------         -------------------------------------
Gary Mitsuyasu           (Date)         Paula Mitsuyasu              (Date)





-------------------------------
Oliver K. Strobel        (Date)

JOH:mtg